# Oil Hedges

| *Open Positions As of January 1, 2014* | 2014 | 2015 | 2016 | 2017 | 2018 | Total |
|---|---|---|---|---|---|---|
| **OIL [1]** | | | | | | |
| **Puts:** | | | | | | |
| Hedged volume (Bbls) | 540,000 | 456,000 | - | | - | 996,000 |
| Weighted average price ($/Bbl) | $75.00 | $75.00 | $ - | $ - | $ - | $75.00 |
| **Swaps:** | | | | | | |
| Hedged volume (Bbls) | 2,157,496 | - | - | - | - | 2,157,496 |
| Weighted average price ($/Bbl) | $94.44 | $ - | $ - | $ - | $ - | $94.44 |
| **Collars:** | | | | | | |
| Hedged volume (Bbls) | 2,946,000 | 6,557,020 | 1,860,000 | - | - | 11,363,020 |
| Weighted average floor price ($/Bbl) | $86.42 | $79.81 | $80.00 | $ - | $ - | $81.55 |
| Weighted average ceiling price ($/Bbl) | $104.89 | $95.40 | $91.37 | $ - | $ - | $97.20 |
| **Total volume with a floor (Bbls)** | **5,643,496** | **7,013,020** | **1,860,000** | **-** | **-** | **14,516,516** |
| **Weighted average floor price ($/Bbl)** | **$87.97** | **$79.50** | **$80.00** | **$ -** | **$ -** | **$82.86** |
| **~ % of Total Oil Production** | **77%** | **67%** | **14%** | **0%** | **0%** | |
| **NYMEX WTI to Midland Basis Swaps:** | | | | | | |
| Hedged volume (Bbls) | 2,252,000 | - | - | - | - | 2,252,000 |
| Weighted average price ($/Bbl) | $1.04 | $ - | $ - | $ - | $ - | $1.04 |
| **Brent to LLS Basis Swaps:** | | | | | | |
| Hedged volume (Bbls) | 1,840,000 | 3,650,000 | 3,660,000 | 3,650,000 | 1,810,000 | 14,610,000 |
| Weighted average price ($/Bbl) | $2.85 | $2.85 | $2.85 | $2.85 | $2.85 | $2.85 |

*[1] Oil derivatives are settled based on the month's average daily NYMEX price of WTI Light Sweet Crude Oil; prices include basis swaps.*